EXHIBIT 99.1

Blue Earth to Restructure Through Chapter 11; Will Receive $1-$3.0 Million DIP Financing from Jackson Investment Group, LLC

San Francisco, California, March 21, 2016 -- Blue Earth (Nasdaq: BBLU), an alternative/renewable power generation solutions company, announced today that it has reached an agreement with Jackson Investment Group, LLC (“JIG”), a senior lender and a principal shareholder of the Company which declared a default on March 1, 2016 now equal to approximately $21,747,056 principal amount of indebtedness (plus all accrued and unpaid default principal amounts, interest (including default interest), expenses and fees (including late fees)) to provide necessary financing in order to restructure the Company’s operations.  In order to facilitate the restructuring, Blue Earth today filed voluntary petitions for reorganization via Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for Northern District of California, San Francisco Division under the caption In re: Blue Earth, Inc., et al.  The sole other entity filing is Blue Earth Tech, Inc., which employs the Company’s operating personnel.  No other subsidiaries are included as Chapter 11 debtors and are not expected to be impacted by the filing.  However, all of the Company’s subsidiaries are guarantors and their assets and stock are pledged to JIG and other secured lenders.  JIG has committed to provide $1,000,000 of interim and up to $3,000,000 on a final basis in debtor-in-possession financing.  This financing is subject to court approval and will be used to pay ongoing normal course of business obligations.

The Company plans to submit a Chapter 11 Plan of Reorganization within the next thirty days, which is intended to address the claims of unsecured creditors and shareholders, as well, all subject to approval by the Bankruptcy Court.  Blue Earth intends to move expeditiously through the bankruptcy process.

Pachulski Stang Ziehl and Jones LLP is serving as legal advisor and EOS Capital Advisors LLC and Ice Glen Associates, LLC as the Company’s valuation firms.

Additional information, including court filings and other documents related to the reorganization, can be found by visiting www.kccllc.net/blueearth or www.txeb.uscourts.gov.  Vendors or suppliers with inquiries can call the numbers above or send an email to vendor-inquiry@blueearthinc.com.

About Blue Earth Inc.

BBLU is engaged in the clean technology industry with a primary focus in alternative/renewable power generation sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and materially reduce energy costs to our customers. For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Forward-Looking Statements

This press release, and other statements that the Company may make, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, expectations about the timing and execution of the Company's restructuring plan, the Company's future financial condition and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments, and the operating expectations during the pendency of the Company's Chapter 11 cases and impacts to its business related thereto. Such forward-looking statements are based upon the current beliefs and expectations of the Company's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the risk that the Company may not be able to consummate the restructuring transactions contemplated by the bankruptcy filing; the fact that the transactions contemplated by the debtor-in-possession financing agreements and any plan of reorganization and documents are subject to certain conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company's control; risks and uncertainties relating to the Chapter 11 cases, including but not limited to, (i) the Company's ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (ii) the effects of the Chapter 11 cases on the Company and on the interests of various constituents, (iii) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, (iv) the length of time the Company will operate under the Chapter 11 cases, (v) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the Company's ability to consummate the restructuring transactions contemplated by the restructuring support agreement, (vi) the potential adverse effects of the Chapter 11 cases on the Company's liquidity or results of operations and (vii) increased legal and other professional costs necessary to execute the Company's reorganization; and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required by law.